                                                                      Exhibit II






   =========================================================================



                                 AMENDMENT NO. 1

                          dated as of December 12, 2001

                                       to

                               SECURITY AGREEMENT

                           dated as of October 6, 1999


                                      Among

                          ELEPHANT & CASTLE GROUP INC.,
                      its Subsidiaries signatories hereto,


                                       and

                  GE INVESTMENT PRIVATE PLACEMENT PARTNERS II,
                              A LIMITED PARTNERSHIP



   =========================================================================

                                 AMENDMENT NO. 1
                                       TO
                               SECURITY AGREEMENT
                               ------------------

                          dated as of December 12, 2001

            THIS AMENDMENT NO. 1 dated as of December 12, 2001, (this "Amendment") to the Security Agreement (as defined below) is entered into among Elephant & Castle Group Inc. (the "Company") and its Subsidiaries signatories hereto (the "Subsidiaries") and GE Investment Private Placement Partners II, a Limited Partnership ("GEIPPPII").

                              W I T N E S S E T H:
                              - - - - - - - - - -


            WHEREAS, the Company and GEIPPPII desire to amend and restate that certain Note, Stock Purchase and Warrant Agreement dated as of November 30, 1995 (as amended, the "Agreement");

            WHEREAS, in connection with amendment and restatement of the Agreement, the Company, the Subsidiaries and GEIPPPII desire to amend that certain Security Agreement (US) dated as of October 6, 1999 (the "Security Agreement");

            WHEREAS, capitalized terms unless otherwise defined herein shall have the meaning attributed thereto in the Security Agreement;

            WHEREAS, it is a condition to GEIPPPII's entering into the Agreement that the Company, the Subsidiaries and GEIPPPII execute this Amendment;

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Subsidiaries and GEIPPPII hereby agree as follows:

            1.    Amendment. (a) Recitals to the Security Agreement are hereby
                  ---------
deleted in their entirety and the following recitals are inserted in lieu thereof:

            "WHEREAS, the Debtor and the Secured Party have decided to amend and restate that certain Note, Stock Purchase and Warrant Agreement dated November 30, 1995 (as amended and restated, the "Note, Stock Purchase and Warrant Agreement") and, pursuant to the Note, Stock Purchase and Warrant Agreement, the Debtor has executed and delivered to the Secured Party Restated and Amended Senior Secured Convertible Notes in the principal amount of $5,000,000 and Restated and Amended Junior Secured Convertible Notes in the principal amount of $5,000,000 (collectively, the "Notes"). Terms used herein not otherwise defined shall have the meaning ascribed thereto in the Note, Stock Purchase and Warrant Agreement.

            WHEREAS, the Secured Party and the Debtor desire to continue the security interest in the Collateral in full force and effect as security for the repayment of the Notes."

(b) Section 1.1(a) of the Security Agreement is hereby amended by deleting clauses (iii) and (v) thereof and by inserting the following new clauses (iii) and (v) in lieu thereof:

            "(iii) all equipment now owned or hereafter acquired either by the Debtor or by its Subsidiaries, in all of its forms, located in the United States on all properties now owned or leased by the Debtor or any of the Subsidiaries, a list of properties currently owned or leased by the Debtor or the Subsidiaries is attached hereto as Exhibit C, including, without limitation, all machinery and other goods, furniture, fixtures, furnishings, office supplies, appliances and all other similar types of tangible personal property of whatever nature (whether or not the same constitute fixtures) and all parts thereof and all accessions thereto, together with all parts, fittings, special tools, alterations, substitutions, replacements and accessions thereto."

            "(v) all claims, awards and payments made as a result of the exercise of the right of eminent domain or condemnation against the property or any part thereof (the "Property") subject to any of the leases now held by the Debtor or any of the Subsidiaries (the "Leases"), a list of the Leases now held by Debtor and its Subsidiaries is set forth on Exhibit B hereto, or payments received in lieu of the exercise of any such right, all rents, income or profits arising as from or in connection with any of the Leases, all compensation received as damages for injury to the Property, all proceeds from insurance on improvements to the Property, and all proceeds of any sale, assignment or subletting of any of the Leases (collectively, "Lease Proceeds")."

            (c) Section 1.3 of the Security Agreement is hereby deleted in its entirety.

            (d) Section 2.1 of the Security Agreement are hereby amended by adding the following paragraph immediately at the end thereof:

            "In consideration of the continuation of the Security Interest hereunder and continuation of the security interest granted pursuant to the

      Canadian Documents, the Secured Party hereby waives and forgives unpaid interest on (i) the convertible subordinated debentures due June 1, 2003 in the aggregate principal amount, as of the date hereof, of $9,000,000 and (ii) the convertible subordinated debentures due December 31, 2003 in the aggregate principal amount, as of the date hereof, of $1,000,000, accrued through June 30, 2001, in the aggregate amount equal $620,000.

            (e) Section 2.2 of the Security Agreement is hereby deleted in its entirety and the following new Section 2.2 is hereby inserted in lieu thereof:

            "2.2 This Agreement is being executed and delivered to secure, and the Security Interests herein granted shall secure: (a) full payment and performance of all of the indebtedness and obligations owing to the Secured Party by the Debtor under the Note, Stock Purchase and Warrant Agreement and the Notes, whether for principal, interest, costs, fees, expenses or otherwise, (b) all covenants of the Debtor and the Subsidiaries under this Agreement and all covenants, obligations and conditions to be performed by the Debtor and the Subsidiaries under the Note, Stock Purchase and Warrant Agreement, in each case including all renewals, extensions and modifications thereof, and (c) all reasonable costs and expenses incurred by the Secured Party in collecting the indebtedness evidenced by the Notes or otherwise enforcing its rights under this Agreement, the Note, Stock Purchase and Warrant Agreement or the Notes, including without limitation, reasonable attorneys' fees. All of such debts, indebtedness, liabilities, covenants, and duties referred to in (a), (b) and (c) of this Section 2.2 are hereinafter collectively referred to as the "Secured Obligations"."

(f) Section 15.2 of the Security Agreement is hereby amended by deleting the address of the Debtor contained therein and by inserting the following address in lieu thereof: "1190 Hornby Street Vancouver, B.C. Canada V6Z 2K5."

(g) Exhibit A of the Security Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

            2.   Conditions Precedent. GEIPPPII's obligation to enter into this
                 --------------------
Amendment is subject to satisfaction, on or prior to the date hereof, of the following conditions:

            (a) GEIPPPII and the Company shall have entered into the Agreement; and

            (b) The Security Agreement (Canada) among the Company, Elephant and Castle Canada Inc. and GEIPPPII dated as of October 6, 1999 and documents related thereto shall have been amended as provided in the Agreement.

            3.   Reconfirmation. The Company and GEIPPPII hereby reconfirm their
                 --------------
rights and obligations under the Security Agreement as amended and restated hereby.

            4.   Counterparts. This Amendment may be executed in any number of
                 ------------
counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

            5.   Governing Law. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED
                 -------------
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the Company, the Subsidiaries and GEIPPPII have each caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                         GE INVESTMENT PRIVATE PLACEMENT
                                         PARTNERS II, a LIMITED PARTNERSHIP
                                         By: GE Asset Management
                                             Incorporated, its General Partner

                                         By: ___________________________________
                                             Name:
                                             Title:

                                         ELEPHANT & CASTLE GROUP INC.


                                         By: ___________________________________
                                             Name: Rick Bryant
                                             Title: President and CEO

                                         ELEPHANT & CASTLE, INC.


                                         By: ___________________________________
                                             Name: Rick Bryant
                                             Title: President

                                         ALAMO GRILL, INC.


                                         By: ___________________________________
                                             Name: Rick Bryant
                                             Title: President and CEO

                                         ELEPHANT AND CASTLE OF
                                         PENNSYLVANIA, INC.

                                         By: ___________________________________
                                             Name: Rick Bryant
                                             Title: President and CEO

                                       E & C Pub, Inc.

                                       By: _____________________________________
                                           Name: Rick Bryant
                                           Title: President and CEO

                                       MASSACHUSETTS ELEPHANT & CASTLE
                                       GROUP, INC.


                                       By: _____________________________________
                                           Name: Rick Bryant
                                           Title: President and CEO

                                       ELEPHANT & CASTLE INTERNATIONAL, INC.


                                       By: _____________________________________
                                           Name: Rick Bryant
                                           Title: President and CEO

                                                                       Exhibit A
                                                                       ---------

                 List of Subsidiaries and Description of Shares
                 ----------------------------------------------

Elephant & Castle Inc.                                   100,000 shares of common stock
                                                         authorized
                                                         1,000 shares of common stock issued
                                                         and outstanding

*  Elephant & Castle of Pennsylvania Inc.                100 shares of common stock, no par
                                                         value, authorized
                                                         100 shares of common stock issued
                                                         and outstanding

*  E & C Pub Inc.                                        100,000 shares of common stock
                                                         authorized
                                                         1,000 shares of common stock issued
                                                         and outstanding

*  Massachusetts Elephant & Castle Group, Inc.           100 shares of common stock, no par
                                                         value, authorized
                                                         100 shares of common stock issued
                                                         and outstanding

*  Elephant & Castle International Inc.                  1,000,000 shares of common stock,
                                                         $.10 par value, authorized
                                                         100,000 shares of common stock
                                                         issued and outstanding

Alamo Grill, Inc.                                        1,000 shares of common stock, no
                                                         par value, authorized
                                                         51 share of common stock issued and
                                                         outstanding